Exhibit 5.1

[DECHERT LLP LETTERHEAD]

September 18, 2008

Griffon Corporation

100 Jericho Quadrangle

Jericho, New York 11753

Re:          Form S-3 Registration Statement Pursuant to Rule 462(b)

Ladies and Gentlemen:

We have acted as counsel to Griffon Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-3 (the “Additional Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act of up to $850,000 aggregate offering price of shares (the “Shares”) of the Company’s common stock, par value $0.25 per share (the “Common Stock”), proposed to be issued and sold, together with certain of the shares of the Company’s Common Stock registered pursuant to a Registration Statement on Form S-3 (Registration No. 333-153089), as amended, of the Company that was declared effective by the Commission on August 28, 2008 (the “Initial Registration Statement”), to Ronald J. Kramer pursuant to a purchase agreement substantially in the form filed as Exhibit 10.2 to the Initial Registration Statement and incorporated by reference into the Additional Registration Statement (the “Purchase Agreement”).  This opinion letter is being furnished to the Company with respect to the Additional Registration Statement in accordance with the requirements of Item 601(b)(5) promulgated under Regulation S-K of the Securities Act, and no opinion is expressed herein as to any matter other than as to the validity of the Shares.

In rendering the opinions expressed below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below, including the following documents:

(i)            the Initial Registration Statement;

(ii)           the Additional Registration Statement;

(iii)          the form of Purchase Agreement;

(iv)                             the form of certificate evidencing the Shares, in the form attached as Exhibit 4.3 to the Initial Registration Statement and incorporated by reference into the Additional Registration Statement;

(v)                                the Restated Certificate of Incorporation of the Company, dated October 1, 1986, as amended through the date hereof, filed as Exhibit 4.1 to the Initial Registration Statement and incorporated by reference into the Additional Registration Statement;

(vi)                             the Amended Bylaws of the Company, dated May 8, 2008 (the “Bylaws”), filed as Exhibit 4.2 to the Initial Registration Statement and incorporated by reference into the Additional Registration Statement;

(vii)                          a certificate of good standing with respect to the Company issued by the Secretary of State of the State of Delaware, dated September 18, 2008; and

(viii)                      the resolutions of the board of directors of the Company relating to, among other things, (a) the authorization and approval of the preparation and filing of the Additional Registration Statement and (b) the authorization, issuance, offer and sale of the Shares, certified as of the date hereof by an officer of the Company.

As to the facts upon which this opinion is based, we have relied, to the extent we deem proper, upon certificates of public officials and certificates and written statements of officers, directors, employees and representatives of, and accountants for, the Company, and upon the representations and warranties made by the parties in the Purchase Agreement and the due performance by such parties of their respective obligations set forth in the Purchase Agreement.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, and the conformity to original documents of all documents submitted to us as copies.  In addition, we have assumed (i) the legal capacity of  natural persons who are signatories to the documents examined by us and (ii) that the Shares issuable to Ronald J. Kramer are offered, issued and sold in accordance with the Additional Registration Statement and the Purchase Agreement.

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware.  We are not members of the bar of the State of Delaware, nor do we purport to be experts in the laws of the State of Delaware.

On the basis of the foregoing and subject to the assumptions, qualifications and limitations set forth in this letter, we are of the opinion that, when the Shares are issued and delivered against receipt by the Company of payment therefor as provided in the resolutions of the Company’s board of directors and at a price per Share not less than the per share par value of the Company’s

Common Stock as contemplated by the Additional Registration Statement and in accordance with the terms of the Purchase Agreement, the Shares will be validly issued, fully paid and nonassessable.

This opinion letter has been prepared for your use solely in connection with the Additional Registration Statement. This opinion is given as of the effective date of the Additional Registration Statement, and we assume no obligation to advise you of any changes in the foregoing subsequent to the effectiveness of the Additional Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Additional Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus which forms a part of the Initial Registration Statement and is incorporated by reference into the Additional Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dechert LLP

Dechert LLP